SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): February 20, 1997
                        Commission File Number: 0-14096


                      FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                             87-0422812
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)          Identification No.)



      12596 W. BAYAUD AVENUE
     SUITE 300, LAKEWOOD, COLORADO                 80228
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                        (303) 988-3122



                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



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                             ITEM 5.  OTHER EVENTS
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     Foreland Corporation announced on February 20, 1997, that the Ghost Ranch
#38-45 well flowed 470 to 495 barrels of oil per day during a three-day production test. The Ghost Ranch #38-45 well is a westerly offset to the Ghost Ranch #48-35, the discovery for the field. The #38-45 well has nearly 50% more net pay than the discovery well. Management of Foreland believes that the well further demonstrates the high production rates which make Nevada oil exploration exciting and profitable and proves the usefulness of 3D seismic operations in exploration and development. The well will be produced at a rate of approximately 400 barrels per day as a reservoir conservation measure.

     Gross daily production from Foreland's Eagle Springs and Ghost Ranch fields is currently 1,090 BOPD. Foreland has a 100% working interest (.82-.84% NRI) in the Eagle Springs Field and a 60% working interest (51% NRI) in the Ghost Ranch field. Foreland's net daily production of 720 BOPD exceeds the 1996 average daily production by 132% or 410 BOPD. Foreland's gross revenues for 1996 were $2 million.
     Foreland has submitted a permit for another well on the Ghost Ranch structure. The Ghost Ranch #47-35 will be located northeast of the #38-35 well. Foreland anticipates it will begin drilling the #47-35 well within the next weeks. Foreland has a 60% working interest in the Ghost Ranch field and is the operator. Plains Petroleum Operating Co., a wholly-owned subsidiary of Barrett Resources, has the remaining 40% working interest.

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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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    (a) Financial statements of businesses acquired.  Not applicable.

    (b) Pro forma financial information.  Not applicable.

    (c) Exhibits.  The following exhibit is included as part of this report:
None.


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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 1997

                                   FORELAND CORPORATION


                                   By /s/ N. Thomas Steele, President